Exhibit  10.6A



                             PIEDMONT MANAGEMENT COMPANY INC.

                                  EXECUTIVE BENEFIT PLAN

                                         Preamble

                       (As Amended and Restated to January 1, 1994)



                  Piedmont Management Company Inc. (hereinafter  the

          "Corporation"), has established this Executive Benefit Plan

          (hereinafter the "Plan") effective as of September 1, 1988, solely for the purpose of providing to Eligible Employees the following benefits which would have been payable from the Piedmont Management Company

          Inc. Retirement Plan, the RECO Retirement Trust, the Retirement Plan

          of Lexington Management Corporation (hereinafter the "Retirement

          Plans"), and the Piedmont Management Company Inc. Pay Conversion Plan

          (hereinafter the "Savings Plan," collectively referred to as the

          "Qualified Plans"):



                  (i)  but for the limitations on benefits payable and

          contributions made with respect to such employees under Sec. 415 of the Internal Revenue Code of 1986 as at any time amended, and the regulations thereunder (hereinafter the "Code");

                 (ii)  commencing January 1, 1989, contributions which would have been made to the Qualified Plans but for the two hundred thousand dollar ($200,000) limitation of Code Sec. 401(a)(17) as added by the

          Tax Reform Act of 1986 (TRA 186); and










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                (iii)  deferrals of compensation attributable to amounts which would have been contributed as "salary deferrals" and Employer

          "matching contributions" to the Savings Plan but for the elective deferral limitation contained in Code Sec. 402(g).



                  The Amendment and Restatement of this Executive Benefit Plan,

          effective as of January 1, 1994, extends this Plan to include contributions which would have been made to the Qualified Plans but for the one hundred and fifty thousand dollar ($150,000) limitation of

          Code Sec. 401(a)(17), as added by the Omnibus Budget Reconciliation

          Act of 1993 ("OBRA '93").

                  The Qualified Plans have been amended to conform to the

          requirements of the Code and the Employee Retirement Income Security

          Act of 1974 (hereinafter "ERISA").  ERISA expressly permits the establishment of an "excess benefit plan" [as defined in Sec. 3(36) of

          ERISA] in order to provide those benefits set forth in (i) above which would otherwise have been paid from the tax-qualified trusts under the

          Qualified Plans but for the benefit and contribution limitations imposed by Code Sec. 415.  The payment of such benefits herein set forth is intended to constitute an "excess benefit plan," as that term is defined and used in Sec. 3(36) of ERISA, without regard to whether the plan is funded.


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                  ERISA also permits an employer to provide additional non

          qualified executive benefits which are exempt from the requirements of

          ERISA such as the benefits set forth in (ii) above that are limited as a result of the application of the compensation limitation of Code

          Sec. 401(17), as amended by OBRA'93 and (iii) above as a result of the elective deferral limitations of Code Sec. 402(g), so long as such benefits are "unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees."  The payment of such benefits herein set forth is intended to constitute an ERISA exempt executive benefit plan which is "unfunded" and maintained for a "select group of management or highly compensated employees" as those terms are described and used in Sections 201(2), 301(a)(3) and 401(a)(1) of

          ERISA.


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                                         ARTICLE 1

                                        DEFINITIONS



                  As used herein, the following terms shall have the following meanings:



             1.01      Words and phrases defined in the Qualified Plans shall

                       have the same meanings when used herein unless expressly

                       provided to the contrary.


             1.02      AFFILIATE:  Lexington Management Corporation, The

                       Reinsurance Corporation of New York and any other

                       affiliate of the Corporation which adopts this Plan with

                       the consent of the Corporation.



             1.03      BENEFIT LIMITATION:  The maximum aggregate amount of

                       "annual benefit" which could have been made on behalf of

                       an Eligible Employee under the Retirement Plans in

                       accordance with Code Sec.Sec. 415 (b) and (e) .



             1.04      COMMITTEE:  The Piedmont Management Company Inc.

                       Executive Personnel Committee as described in Article 10

                       herein.


             1.05      COMPENSATION:  For all purposes under the  Plan,

                       "Compensation" shall mean base salary





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                       but shall not include any payments under or contributions

                       to the Corporation's Long Term Disability Plan, or to

                       other group insurance,  or to any other employee benefit

                       plan maintained by the Corporation (other than "salary

                       deferrals" under the Savings Plan).  An election to defer

                       Compensation under the Plan may exclude or include any

                       bonus attributable to the year of election even though

                       actual payment shall occur in a subsequent year.

                       An Eligible Employee who elects that a   portion of his

                       Compensation for a calendar   year be payable under the

                       Plan as Executive    Salary Deferrals, shall also be

                       credited for such calendar year as additional Executive

                       Salary Deferrals, amounts equal to the difference

                       between:

                  (a)  the aggregate amount of contributions by the

                       Corporation which would have been allocated    with

                       respect to such Eligible Employee under   the Qualified

                       Plans if such Eligible Employee  had not made such

                       election under this Plan,   and

                  (b)  the actual aggregate amount of contributions   by the

                       Corporation so allocated with respect


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                       to such Eligible Employee for such Plans for such

                       calendar year.

                       The portion of such additional Executive Salary Deferrals

                       which is attributable to the  difference in the actual

                       Qualified Plan   allocations and the allocations which

                       would   have been allocated if the Eligible Employee had

                       not elected to participate in this Plan,   shall be

                       credited during the next following    calendar year and

                       shall coincide with the    time that allocations are made

                       to Participants in the Qualified Plans.  The portion of

                       such additional Executive Salary   Deferrals, as

                       applicable, which is attributable to the difference in

                       actual Employer contributions made under the Savings Plan

                       and contributions which would have been made under the

                       Savings Plan if the Eligible  Employee had not elected to

                       participate in this Plan, shall be credited at the same

                       time that Employer contributions are made to the Savings

                       Plan.



             1.06      COMPENSATION LIMITATION:  The two hundred thousand

                       dollars ($200,000) annual limitation on compensation

                       allowed to be taken into account under the Qualified

                       Plans, effective


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                       January 1989, in accordance with Code Sec. 401(a)(17),

                       adjusted to one hundred and fifty thousand dollars

                       ($150,000) commencing January 1, 1994.


             1.07      CONTRIBUTION LIMITATION:  The maximum aggregate amount of

                       "annual additions" which could have been made on behalf

                       of an Eligible Employee under the Savings Plan in

                       accordance with Code Sec.Sec. 415(c) and (e).


             1.08      CORPORATION:  Piedmont Management Company Inc.


             1.09      DEFERRAL LIMITATION:  The limitation on exclusion for

                       elective deferrals to Sec. 401(k) plans contained in Code

                       Sec. 402(g).


             1.10      EFFECTIVE DATE:  September 1, 1988.


             1.11      ELIGIBLE EMPLOYEE:  An employee of the Corporation or

                       Affiliate who is authorized to participate in the Plan by

                       the Executive Personnel Committee of the Corporation.


             1.12      EMPLOYER CONTRIBUTION ACCOUNT:  An account containing

                       amounts which are contributed by the Corporation with

                       respect to an Eligible Employee in accordance with

                       Article 3.


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             1.13      EXECUTIVE SALARY DEFERRAL ACCOUNT:  An account containing

                       deferrals of compensation attributable to amounts which

                       would have been contributed as "salary deferrals" to the

                       Savings Plan but for the Compensation and Deferral

                       Limitations, including any interest thereon.


             1.14      OTHER BENEFITS ACCOUNT:  An account containing (i)

                       Employer "matching contributions" which would have been

                       made to the Savings Plan but for the Deferral Limitation,

                       and (ii) effective January 1, 1989, any other

                       contribution which would have been made under the

                       Qualified Plans by the Corporation but for the

                       Compensation Limitation, including any interest thereon.



             1.15      PLAN:  The Piedmont Management Company Inc.  Executive

                       Benefit Plan, as it may be amended from time to time.


             1.16      QUALIFIED PLANS:  The Retirement Plan and Savings Plan.


             1.17      RETIREMENT PLAN:  The Piedmont Management Company Inc.

                       Retirement Plan, RECO Retirement Trust, or The Retirement

                       Plan of Lexington Management Corporation, as amended from

                       time


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                       to time, and as may otherwise be applicable with respect

                       to an Eligible Employee.


             1.18      TARGET BENEFIT:  The difference between the benefit which

                       would have been accrued with respect to an Eligible

                       Employee under the Retirement Plan without regard to the

                       Benefit Limitation and the amount of benefit actually

                       accrued thereunder assuming a five percent   (5%) salary

                       projection.


             1.19      SAVINGS PLAN:  The Piedmont Management Company Inc.  Pay

                       Conversion Plan, as it may be amended from time to time.


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                                         ARTICLE 2

                                    PLAN PARTICIPATION



                  2.01      Each Eligible Employee with respect to whom benefits

                            or contributions under the Qualified Plans are

                            reduced as a result of the Benefit or Contribution

                            Limitations shall participate in the benefit set

                            forth in Article 3 herein.



                  2.02      Each Eligible Employee with respect to whom

                            contributions under Qualified Plans are reduced as a

                            result of the Compensation and Deferral Limitations

                            shall participate in the benefit set forth in

                            Article 4 herein.



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                                           ARTICLE 3

                                  EMPLOYER CONTRIBUTIONS



                  3.01      The amount of contributions made or benefits payable

                            with respect to an Eligible Employee shall be the

                            sum of:

                       (a)  the difference between the amount of contributions

                            which would have been made by the Corporation with

                            respect to an Eligible Employee under the Savings

                            Plan without regard to the Contribution Limitation

                            and the amount of contributions actually made

                            thereunder, plus

                       (b)  the amount necessary to fund an Eligible Employee's

                            Target Benefit assuming interest earnings of eight

                            percent (8%).


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                                           ARTICLE 4

                              EMPLOYER MATCHING CONTRIBUTIONS

                                    AND OTHER BENEFITS



                  4.01      The amount of contributions made with respect to an

                            Eligible Employee shall also be the amount of

                            "matching contributions" which would have been made

                            by the Corporation to the Savings Plan but for the

                            Deferral Limitation.



                  4.02      Effective January 1, 1989, as adjusted on January 1,

                            1994, the amount of contributions made with respect

                            to an Eligible Employee shall also be an amount

                            which would have been contributed to the Qualified

                            Plans by the Corporation and Eligible Employee but

                            for the Compensation Limitation.


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                                           ARTICLE 5

                                  EMPLOYEE CONTRIBUTIONS



             5.01      ELECTION TO PARTICIPATE:  Any Eligible Employee may elect

                       to contribute to the Plan:

                  (a)  any portion of his "salary deferrals" which would have been contributed to the savings Plan but for the

                       Compensation and Deferral Limitations, and

                  (b)  a portion or all of his base salary.



             5.02      TIMING OF ELECTIONS:

                       Any election pursuant to Article 5.01(a) shall be made at

                       least thirty (30) days prior to the time when an Eligible

                       Employee's salary deferrals under the Savings Plan are

                       expected to equal seven thousand dollars ($7,000) in any

                       calendar year, as adjusted for cost of living in

                       accordance with Code Section 415(d).



             5.03      An Eligible Employee may make an election during the

                       first year of employment with respect to his base salary

                       for services performed after the effective day of such

                       election.  Such election shall be made in writing to the

                       Committee within thirty (30) days after commencement of

                       employment with


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                       the Corporation, and at least two (2) weeks  prior to

                       commencement of the first payroll  period with respect to

                       which the election is to be effective.  In the event of

                       such an election, the Eligible Employee's Compensation

                       for services performed after the effective date of the

                       election shall be deemed to be the same proportion of his

                       Compensation for his first year of employment as is the

                       proportion of his base salary for  such year which is

                       paid or payable for services performed after such date.


             5.04      Any election for a given year shall be irrevocable.

                       Compensation deferred under the Plan shall not be

                       included in "compensation" under the Qualified Plans.

                       Other employee benefit plans of the Corporation shall not

                       be affected by deferral of Compensation under the Plan.


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                                        ARTICLE 6



                                    INVESTMENT CREDITS



             6.01 (a)       An Eligible Employee's Employer Contribution

                            Account, Other Benefits Account and Executive Salary

                            Deferral Account (if any) shall be invested in

                            accordance with a variable universal life policy

                            issued by the SMA Life  Assurance Company.



                  (b)       Any investment gains or losses will be charged

                            directly to each Eligible Employee's account.



                  (c)       Such gains or losses shall be credited to the

                            account of each Participant as of December 31 of

                            such calendar year.


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                                        ARTICLE 7

                                   PAYMENT OF BENEFITS



             7.01      The amount of benefits payable hereunder will equal the

                       total accumulated value of an Eligible Employee's

                       Employer Contribution Account, Other Benefits Account,

                       and Executive Salary Deferral Account (if any) invested

                       in accordance with a variable universal life policy

                       issued by the SMA Life Assurance Company.



             7.02      Benefit payments hereunder shall be made in the same

                       manner as provided under the Qualified Plans.


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                                        ARTICLE 8

                                    SOURCE OF PAYMENTS



             8.01      The Corporation may establish a nonqualified Executive

                       Benefit Plan Trust Agreement (the "Trust") to provide for

                       the accrual of funds to satisfy the obligations incurred

                       under this Plan and the establishment of such Trust shall

                       not affect the status of the Plan as an unfunded

                       obligation of the Corporation.  Nothing contained in the

                       Plan and no action taken pursuant to the provisions of

                       the Plan shall create or be construed to create a trust

                       of any kind, or a fiduciary relationship between the

                       Corporation or the Committee and any Participant or other

                       person.  To the extent that any person acquires a right

                       to receive payments from the Corporation under the Plan

                       such right shall not be greater than the right of any

                       unsecured general creditor of the Employer.


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                                        ARTICLE 9

                               DESIGNATION OF BENEFICIARIES



             9.01      Each Participant shall file with the Committee a written

                       designation of one or more persons as the Beneficiary who

                       shall be entitled to receive the amount, if any, payable

                       under the Plan upon his death.  A Participant may from

                       time to time revoke or change his Beneficiary designation

                       without the consent of any prior Beneficiary by filing a

                       new designation with the Committee.  The last such

                       designation received by the Committee shall be

                       controlling; provided, however, that no designation or

                       change or revocation thereof, shall be effective unless

                       received by the Committee prior to the Participant's

                       death, and in no event shall it be effective as of a date

                       prior to such receipt.



             9.02      If no such Beneficiary designation is in effect at the

                       time of a Participant's death, or if no designated

                       Beneficiary survives the Participant, or if such

                       designation conflicts with any applicable law, the

                       Participant's estate shall be the Beneficiary entitled to



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                       receive any amounts payable hereunder.  The Committee may

                       direct the Corporation to retain such amounts, without

                       liability for any interest thereon, until the rights

                       thereto are determined, or it may direct the Corporation

                       to pay such amount into any court of appropriate

                       jurisdiction and such payment shall be a complete

                       discharge of the liability of the plan the Corporation

                       therefor.


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                                        ARTICLE 10

                                  ADMINISTRATION OF PLAN



             10.01          The Plan shall be administered by the Executive

                            Personnel Committee ("Committee") which shall have

                            full power, discretion and authority to interpret,

                            construe and administer the Plan and any part

                            thereof, and the Committee's interpretation and

                            construction thereof, and actions thereunder, shall

                            be binding and conclusive on all persons for all

                            purposes.


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                                        ARTICLE 11

                               AMENDMENT, PLAN TERMINATION

                                           AND

                                   FORFEITURE FOR CAUSE



             11.01          The Plan may be amended, suspended or terminated, in

                            whole or in part, by the Board of Directors of the

                            Corporation, but no such action shall retroactively

                            impair or otherwise adversely affect the rights of

                            any person to benefits under the Plan which have

                            accrued prior to the date of such action.



             11.02          Upon termination of the Plan for any reason, all

                            benefits hereunder shall become immediately vested.





             11.03          The amount of contributions made or benefits payable

                            by the Corporation with respect to an Eligible

                            Employee pursuant to Articles 3 and 4 hereunder may

                            be forfeited by the Corporation in its sole and

                            absolute discretion upon the happening of the

                            following:



                  (a)       Discharge for Cause.  "Cause" shall include, but

             shall not be limited to, crimes committed against the Corporation and unreasonable refusal to perform work assigned.



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                  (b)  Rendering any services, whether for compensation or

             remuneration or otherwise, to any person, natural or legal, who is in competition with the Corporation or Affiliate unless and until the rendering of such service has been approved by the Corporation or Affiliate in writing.


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                                        ARTICLE 12

                                    GENERAL PROVISIONS



             12.01          The right of an Eligible Employee or other person to

                            the payment of benefits under the Plan may not be

                            assigned, transferred, pledged or encumbered, either

                            voluntarily or by operation of law, except as may

                            otherwise be required by law.  If any person shall

                            attempt to, or shall, assign, transfer, pledge or

                            encumber any amount payable hereunder, or if by

                            reason of his bankruptcy or other event happening at

                            any time any such payment would be made subject to

                            his debts or liabilities or would otherwise devolve

                            upon anyone else and not be enjoyed by him or his

                            beneficiary, the Committee may, in its sole

                            discretion, terminate his interest in any such

                            payment and direct that the same be held and applied

                            to or for the benefit of such person, his spouse,

                            children or other dependents, or any other persons

                            deemed to be the natural objects of his bounty, or

                            any of them, in such manner as the Committee may

                            deem proper.


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             12.02          If the Committee shall determine that any person to

                            whom any payment is payable under the Plan is unable

                            to care for his affairs, or is a minor, then any

                            payment due (unless a prior claim therefor shall

                            have been made by a duly appointed guardian,

                            committee or other legal representative) may be paid

                            to his spouse, a child, a parent, or a brother or

                            sister, or any other person deemed by the Committee

                            to have incurred expenses for such person otherwise

                            entitled to payment, in such manner and proportions

                            as the Committee may determine.  Any such payment

                            shall be a complete discharge of the liabilities of

                            the Corporation or Affiliate under the Plan.



             12.03          Any benefit payable under the Plan shall not be

                            deemed salary or other compensation for the purpose

                            of computing benefits under any employee benefit

                            plan or other arrangement of the Corporation or

                            Affiliate for the benefit of its employees.



             12.04          Neither the Plan nor any action taken hereunder

                            shall be construed as giving to any individual the

                            right to be retained in the employ of the

                            Corporation or Affiliate or as


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                            affecting the right of the Corporation or Affiliate

                            to dismiss any employee.



             12.05          The captions preceding the Articles hereof have been

                            inserted solely as a matter of convenience and in no

                            way define or limit the scope or intent of any

                            provisions hereof.



             12.06          The Plan and all rights thereunder shall be governed

                            by and construed in accordance with the laws of the

                            State of New York.


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                  IN WITNESS WHEREOF, the President and Chief Executive Officer

          of the Corporation has hereunto affixed his signature this 26th day of

          July 1994.




          /s/ Peter J. Falenzona           /s/ Robert DeMichele
          --------------------------       ---------------------------
                                           President and Chief
                                           Executive Officer


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